UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2014

Commission file number 000-51384

INTERMETRO COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0476779
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of principal executive offices)  (zip code)

(805) 433-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2014, InterMetro Communications, Inc. (the “Company”) terminated Mr. David Olert from his position as the Company's Chief Financial Officer.

The Company engaged James Winter, the Company’s Director of Finance and an employee of the company for 7 years, to act as interim Chief Financial Officer until a permanent replacement is found.

Mr. Winter, age 34, has served as the Company’s Director of Finance since 2009.  Prior to this role, he served as the Company’s Accounting Manager.  Prior to joining InterMetro in 2007, Mr. Winter served as Sr. Underwriter for The Lending Company, a national mortgage lending institution.  Mr. Winter attended California State University, Fullerton.

Other than arrangements or understandings with directors and/or officers of the Company acting solely in their capacity as such, there are no arrangements or understandings between Mr. Winter and any other persons naming Mr. Winter as an officer. There are no familial relationships between Mr. Winter and any other officer or director of the Company. Since the first day of the Company’s prior fiscal year, Mr. Winter, nor any immediate family member of Mr. Winter, has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Winter or any immediate family member had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Dated: October 8, 2014	By:	/s/ Charles Rice
Charles Rice
Chief Executive Officer